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                                                            Exhibits 5 and 23(c)

                                                   May 3, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  First Chicago NBD Corporation
             Form S-4 Registration Statement
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Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 of First Chicago NBD Corporation, a Delaware corporation (the "Company"), concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") pursuant to which the Company's common stock, $1 par value per share (the "Common Stock"), will be issued, or reserved for issuance, pursuant to the merger of Barrington Bancorp, Inc. into the Company under the terms of the Agreement and Plan of Merger, dated as of January 25, 1996 (the "Agreement").

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of public officials, and other documents as I have deemed necessary or relevant as a basis for my opinion set forth herein.

        On the basis of the foregoing, it is my opinion that the shares of Common Stock offered as set forth in the Registration Statement (including the Proxy Statement/Prospectus constituting a part thereof), when issued in accordance with their respective terms and the terms of the Agreement, will be legally issued, fully paid and nonassessable.

        I am a member of the Bar of the State of Illinois, and I do not express any opinion herein concerning any law other than the law of the State of Illinois, the federal laws of the United States and the Delaware General Corporation Law.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the applicable Proxy Statement/Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                           Very truly yours,


                                           Sherman I. Goldberg
                                           Executive Vice President
                                           General Counsel and Secretary